UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2013

SINO-BON ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-52224	88-0409166
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031
(Address of principal executive offices)

0086-755-23990959
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

On January 14, 2013, Mr. Yuan Qihong, a member and Chairman of the Board of Directors of Sino-Bon Entertainment, Inc. (the “Company”) acquired 21,731,000 shares of Company common stock (the “Shares”) from certain shareholders of the Company pursuant to private party transactions effected via Stock Transfer Agreements.  As a result of Mr. Yuan’s acquisition of the Shares, Mr. Yuan’s equity ownership in the Company increased from approximately 27% to approximately 70% of the Company’s issued and outstanding common stock.  Mr. Yuan used his personal funds to acquire the Shares at $0.10 per share, for aggregate consideration of $2,173,100.  The Company is not aware of any arrangements or understandings by and among Mr. Yuan and any former control groups and their associates with respect to election of directors or other matters.  Other than the foregoing, there are no existing arrangements that may result in a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Bon Entertainment, Inc.

	By:	/s/ Wang Junyong
Wang Junyong
Date: January 15, 2013		Chief Executive Officer